Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Bon-Ton Stores, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-43105, 33-51954, 333-36661, 333-36725, 333-46974, 333-65120, 333-118700, 333-139107, 333-156523 and 333-160200), and Form S-3 (File No. 333-112425) of The Bon-Ton Stores, Inc. of our reports dated April 16, 2010, with respect to the consolidated balance sheets of The Bon-Ton Stores, Inc. and subsidiaries as of January 30, 2010 and January 31, 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the fiscal years in the three-year period ended January 30, 2010, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of January 30, 2010, which reports appear in the January 30, 2010 annual report on Form 10-K of The Bon-Ton Stores, Inc.
/s/ KPMG LLP
Harrisburg, Pennsylvania
April 16, 2010